Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
MAY 10, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2011 FIRST QUARTER

Partnership Reports 2011 First Quarter Net Income of $39 Million
and Adjusted Ebitda of $72 Million

Partnership Increases Cash Distribution

OKLAHOMA CITY, OKLAHOMA, MAY 10, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced financial results for the 2011 first quarter.  Net income for the quarter totaled $38.8 million, an increase of $3.9 million, or 11%, versus the 2010 first quarter.  Net income available to limited partners for the 2011 first quarter was $38.0 million, or $0.27 per limited partner unit.  The Partnership’s adjusted ebitda for the 2011 first quarter was $72.1 million, up $14.1 million, or 24%, from 2010 first quarter adjusted ebitda of $58.0 million.  Distributable cash flow (DCF) totaled $52.0 million, an increase of $12.6 million, or 32%, compared to the 2010 first quarter.  Adjusted DCF for the 2011 first quarter was $57.2 million.  Financial terms are defined on pages two and three of this release.

Total throughput for the 2011 first quarter was 180.7 billion cubic feet (bcf) of natural gas, or 2.01 bcf per day, an increase of 31% from 2010 first quarter throughput of 1.53 bcf per day.  The Springridge gathering system in the Haynesville Shale, acquired in December 2010, is delivering on its growth potential.  Springridge volume of 0.49 bcf per day in the 2011 first quarter increased 18% compared to the daily average for the 2010 fourth quarter.  Revenue for the 2011 first quarter was $123.5 million, an increase of $28.1 million, or 29%, from 2010 first quarter revenue of $95.4 million.

The Partnership connected 155 new wells to its gathering systems during the 2011 first quarter, an increase of 85% compared to the 2010 first quarter and an increase of 23% compared to the 2010 fourth quarter.  The Partnership invested approximately $106.5 million in capital expenditures during the 2011 first quarter, including maintenance capital expenditures of approximately $18.5 million.

Partnership Declares Cash Distribution

On April 26, 2011, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.35 per unit for the 2011 first quarter, a $0.0125, or 4%, increase over the 2010 fourth quarter.  The distribution will be paid on May 13, 2011 to unitholders of record at the close of business on May 6, 2011.  Adjusted DCF for the 2011 first quarter was $57.2 million, which provided distribution coverage of 1.16 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

INVESTOR CONTACT:	MEDIA CONTACTS:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Management Comments

J. Mike Stice, Chesapeake Midstream Partners’ Chief Executive Officer, commented, “We have delivered another strong quarter for investors.  Our Springridge system is performing well with volumes up 18% quarter over quarter.  The continued business growth allows us to deliver a $0.35 per unit distribution, up 4% from the 2010 fourth quarter.  This $0.0125 increase in our distribution is another example of the stable, growing cash flows generated by our business model and our commitment to our unitholders.”

Senior Notes Offering

On April 19, 2011, the Partnership closed the offering of $350 million of senior notes due 2021.  The notes bear interest at 5.875% per annum and the Partnership used part of the net proceeds to repay borrowings outstanding under its revolving credit facility and will use the remainder for general Partnership purposes.  Following the closing of the offering, the Partnership had over $800 million of liquidity.

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday morning, May 11, 2011 at 9:00 a.m. EDT.  The telephone number to access the conference call is 719-325-2249 or toll-free 888-437-9364.  The passcode for the call is 1885876.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on May 11, 2011 through 12:00 p.m. EDT on May 25, 2011.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 1885876.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda and DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda or DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership defines DCF as adjusted ebitda attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Adjusted Distributable Cash Flow.  The Partnership includes the quarterly impact of contractual minimum volume commitments that are not recognized until the fourth quarter of each year in it’s calculation of adjusted DCF for the purpose of calculating the distribution coverage ratio.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to throughput volumes, revenues, net income, adjusted ebitda and distributable cash flow, as well as other statements concerning our business strategy and plans and objectives for future operations.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2010 Annual Report on Form 10-K.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  Further information is available at www.chkm.com, where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Revenues, including revenue from affiliates(1)	$123,529	$95,386

Operating Expenses
Operating expenses, including expenses from affiliates	42,561	30,693
Depreciation and amortization expense	31,758	21,950
General and administrative expense, including expenses from affiliates	8,946	6,736
Gain on sale of assets	(60)	(30)

Total operating expenses	83,205	59,349

Operating income	40,324	36,037

Other Income (Expense)
Interest expense	(620)	(611)
Other income	42	2

Income before income tax expense	39,746	35,428
Income tax expense	(970)	(514)

Net income	$38,776	$34,914

Limited partner interest in net income
Net income	$38,776	n/a
Less general partner interest in net income	(776)	n/a

Limited partner interest in net income	$38,000	n/a

Net income per limited partner unit – basic and diluted
Common units	$0.27	n/a
Subordinated units	$0.27	n/a

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	69,219	n/a
Subordinated units	69,076	n/a

(1)
In the event either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”), as applicable, does not meet its minimum volume commitment to the Partnership in the Barnett Shale or Haynesville Shale regions, as applicable, under the applicable gas gathering agreement for specified annual periods, Chesapeake or Total, as applicable, is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  The Partnership recognizes any associated revenue in the fourth quarter.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of March 31, 2011	As of December 31, 2010
Assets

Total current assets	$62,411	$131,487

Property, plant and equipment
Gathering systems	2,653,523	2,544,053
Other fixed assets	43,882	41,125
Less: Accumulated depreciation	(386,056)	(358,269)

Total property, plant and equipment, net	2,311,349	2,226,909

Intangible assets	167,046	172,481
Deferred loan costs, net	14,221	15,039

Total assets	$2,555,027	$2,545,916

Liabilities and Partners’ Capital

Total current liabilities	$116,800	$97,991

Long-term liabilities
Revolving bank credit facility	249,200	249,100
Other liabilities	4,304	4,257

Total long-term liabilities	253,504	253,357

Partners’ capital
Partners' capital	2,184,723	2,194,568

Total capital	2,184,723	2,194,568

Total liabilities and partners’ capital	$2,555,027	$2,545,916

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Cash flows from operating activities
Net income	$38,776	$34,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,758	21,950
Gain on sale of assets	(60)	(30)
Other non-cash items	244	(988)
Changes in assets and liabilities
Decrease in accounts receivable	50,277	120,362
Decrease (increase) in other assets	1,001	(226)
Increase in accounts payable	13,924	3,655
Increase (decrease) in accrued liabilities	1,349	(61,312)

Net cash provided by operating activities	137,269	118,325

Cash flows from investing activities
Additions to property, plant and equipment	(106,521)	(39,451)
Proceeds from sale of assets	211	53

Net cash used in investing activities	(106,310)	(39,398)

Cash flows from financing activities
Proceeds from long-term debt borrowings	134,200	84,400
Payments on long-term debt borrowings	(134,100)	(128,500)
Distribution to unit holders	(47,581)	–-
Initial public offering costs	(1,280)	–-
Distribution to partners	–-	(19,500)
Contribution from predecessor	–-	177
Other adjustments	4	–-

Net cash used in financing activities	(48,757)	(63,423)

Net increase (decrease) in cash and cash equivalents	(17,798)	15,504

Cash and cash equivalents
Beginning of period	17,816	3

End of period	$18	$15,507

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010

Net income	$38,776		$34,914

Adjusted for:
Interest expense	620		611
Income tax expense	970		514
Depreciation and amortization expense	31,758		21,950
(Gain) loss on sale of assets	(60)		(30)

Adjusted EBITDA	$72,064		$57,959

Cash provided by operating activities	$137,269		$118,325

Adjusted for:
Changes in assets and liabilities	(66,551)		(62,479)
Maintenance capital expenditures	(18,500)		(17,500)
Other non-cash items	(244)		988

Distributable cash flow	51,974		39,334

Adjusted for:
Implied minimum volume commitment	5,268		17,176

Adjusted distributable cash flow	$57,242		$56,510

Cash distribution
Limited partner units ($0.35 x 138,161,160 units)	$48,356	$	n/a
General partner units ($0.35 x 2,819,606 units)	987		n/a

Total cash distribution	$49,343	$	n/a

Distribution coverage ratio	1.16		n/a

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010

Barnett Shale
Wells connected during period	90	53
Total wells connected	1,925	1,726
Throughput, bcf per day	0.970	0.979
Approximate miles of pipe at end of period	802	700
Gas compression (horsepower) at end of period	140,210	133,015

Haynesville Shale
Wells connected during period	19	–-
Total wells connected	183	–-
Throughput, bcf per day	0.494	–-
Approximate miles of pipe at end of period	226	–-
Gas compression (horsepower) at end of period	21,970	–-

Mid-Continent
Wells connected during period	46	31
Total wells connected	2,402	2,230
Throughput, bcf per day	0.544	0.551
Approximate miles of pipe at end of period	2,358	2,100
Gas compression (horsepower) at end of period	86,134	85,504

Total
Wells connected during period	155	84
Total wells connected	4,510	3,956
Throughput, bcf per day	2.008	1.530
Approximate miles of pipe at end of period	3,386	2,800
Gas compression (horsepower) at end of period	248,314	218,519